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SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF WESTCHESTER
-------------------------------------x

DAVID B. DUBOFF, ESQ. and                       INDEX NO. 10738/00
DAVID DUBOFF, P.C.,

                    Plaintiffs,
                                             VERIFIED
     - against -                             COMPLAINT
                                             ---------

ISLAND MORTGAGE NETWORK, INC.,               JUSTICE
NATIONAL SETTLEMENT SERVICES CORP.,          ASSIGNED
STATE BANK OF LONG ISLAND, THE
SKULSKY TRUST, JOHN DOES NUMBERED "1"
THROUGH "10",

                    Defendants.

-------------------------------------x


     Plaintiffs, DAVID B. DUBOFF, ESQ. ("DUBOFF") and DAVID DUBOFF, P.C. ("P.C."), by their attorneys, HAROLD, SALANT, STRASSFIELD & SPIELBERG, allege for their Complaint herein, upon information and belief, that:

     1. DAVID B. DUBOFF ("DUBOFF") is an attorney licensed to practice law in the State of New York with an office for the practice of law in the City of White Plains, County of Westchester, State of New York.

     2. DAVID DUBOFF, P.C. is a professional corporation organized under the laws of the State of New York of which DUBOFF is the sole stockholder; its offices are in the City of White Plains, County of Westchester, State of New York and at 2 Old Country Road, Melville, New York.

     3.   Defendant, ISLAND MORTGAGE NETWORK, INC.

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("ISLAND"), is a corporation organized under the laws of the State of New York, which was and is, at all times relevant herein, a licensed banker in the State of New York with offices at 2 Old Country Road, Melville, New York. Defendants John Doe numbers one through ten are individuals whose identities have not been established as yet and who have conspired with, aided and abetted ISLAND in the wrongful and fraudulent conduct hereinafter alleged.

     4. Defendant, NATIONAL SETTLEMENT SERVICES CORP. ("NATIONAL"), is a corporation organized under the laws of the State of New York.

     5. ISLAND owns a controlling interest in the stock of NATIONAL and is in complete control of its operations and functions.

     6. ISLAND controls NATIONAL and uses it as an adjunct for the facilitation of closing of mortgage loans by ISLAND.

     7. Defendant, STATE BANK OF LONG ISLAND ("STATE BANK"), is a banking institution chartered by the State of New York with a place of business in Farmingdale, New York.

     8. ISLAND has maintained during relevant times herein one or more of its accounts for the funding and facilitation of mortgage transactions at STATE BANK.

     9. NATIONAL maintains one or more of its accounts for the facilitation of mortgage closings of ISLAND at STATE BANK.

     10. P.C. maintained an operating account and an escrow account for the facilitation of P.C.'s practice in

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connection with its representation of ISLAND at STATE BANK.

     11. THE SKULSKY TRUST ("TRUST") whose situs is not presently known to Plaintiffs and which regularly transacts and does business within the State of New York.

     12. P.C. and DUBOFF on behalf of P.C. acted as attorneys for ISLAND and maintained offices within ISLAND's premises at 2 Old Country Road, Melville, New York, for the purpose of representation of ISLAND and the facilitation of ISLAND mortgage closings.

     AS AND FOR A FIRST CAUSE OF ACTION AGAINST ISLAND
     -------------------------------------------------

     13. Repeat and reallege paragraphs 1 through 12 above as if fully set forth herein.

     14. On or about and beginning May 1, 2000, ISLAND, its agents, servants and/or employees caused the escrow account maintained by P.C. to be utilized in connection with ISLAND mortgage closings.

     15. Said utilization of P.C.'s escrow account was without the knowledge, consent or authority of DUBOFF or P.C.

     16. The escrow account so utilized by ISLAND was maintained at STATE BANK under the auspices and authority of STATE BANK.

     17. ISLAND, by its agents, servants and employees during May and June, 2000 caused certain checks drawn on said escrow account of P.C. to be signed by means of a signature stamp facsimile of DUBOFF's signature without the knowledge, authority or consent of DUBOFF.

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     18.  During the aforesaid time period, ISLAND by its agents, servants and/or employees caused the aforesaid unauthorized checks to be delivered to various persons at mortgage closings of ISLAND.

     19. ISLAND by its agents, servants and/or employees then caused certain of the unauthorized checks to be dishonored by virtue of stop payment orders given to and accepted by STATE BANK.

     20. ISLAND during the aforesaid period of time, without the knowledge, consent or Authority of DOBOFF or P.C., then caused funds which had been on deposit in said P.C. escrow account to be transferred out of the said escrow account by STATE BANK into accounts of NATIONAL and other accounts owned, managed or controlled by ISLAND.

     21. As a result of said actions by ISLAND, checks drawn on the P.C. escrow account were dishonored and as a result the recipients of said checks have asserted claims against DUBOFF and P.C.

     22. As a result of having said checks dishonored by STATE BANK, DUBOFF has suffered professionally, his reputation has been smeared and destroyed and he has suffered grievous loss.

     23. ISLAND is liable to DUBOFF and P.C. in an amount not less than Three Million Dollars as a result of the aforesaid.

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     AS AND FOR A SECOND CAUSE OF ACTION AGAINST ISLAND
     --------------------------------------------------

     24. Plaintiffs repeat and reallege each and every allegation contained in paragraphs "1" through "23" as though fully set forth at length herein.

     25. Said actions on the part of ISLAND constitute negligence, lack of ordinary care and bad faith on ISLAND's part.

     26. As a result of ISLAND's said negligence, lack of ordinary care and bad faith, DUBOFF and P.C. have been damaged in an amount yet to be determined but not less than Three Million Dollars.

     AS AND FOR A THIRD CAUSE OF ACTION AGAINST NATIONAL
     ---------------------------------------------------

     27. Plaintiffs repeat and reallege each and every allegation contained in paragraphs "1" through "26" as though fully set forth at length herein.

     28. NATIONAL is liable to DUBOFF and P.C. for the amount of any transfers made out of P.C.'s escrow account into accounts in the name of NATIONAL.

     29. DUBOFF and P.C. are entitled to judgment as against NATIONAL in an amount yet to be determined but believed to be not less than Five Million Dollars.

     AS AND FOR A FOURTH CAUSE OF ACTION AGAINST ISLAND
     --------------------------------------------------

     30. Plaintiffs repeat and reallege each and every allegation contained in paragraphs "1" through "29" as though fully set forth at length herein.

     31.  ISLAND has denied DUBOFF and P.C. access to its

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offices and has diverted telephone calls made to plaintiffs.

     32. As a result of said action, DUBOFF and P.C. are unable to attend to their responsibilities as attorneys, to assist innocent people who have been hurt by the actions as aforesaid and to obtain records for the preparation of taxes and other matters.

     33. DUBOFF and P.C. are entitled to an order requiring ISLAND to grant them access to their own offices in order to obtain books and records necessary to conduct their professional and business affairs.

     AS AND FOR A FIFTH CAUSE OF ACTION AGAINST THE TRUST
     ----------------------------------------------------

     34. Plaintiffs repeat and reallege each and every allegation contained in paragraphs "1" through "33" as though fully set forth at length herein.

     35. On or about the 1st dAy of December, 1996, the TRUST executed an agreement to indemnify DUBOFF for any damages which result from wrongdoing or negligent conduct by any agents or employees of ISLAND.

     36. DUBOFF is entitled to judgment as against the TRUST in an amount yet to be determined but not less than Five Million Dollars for the damages resulting from the aforesaid.

     AS AND FOR A SIXTH CAUSE OF ACTION AGAINST ISLAND,
     -------------------------------------------------
                 STATE BANK AND JOHN DOES
                 ------------------------

     37. Repeat and reallege paragraphs 1 through 36 as if fully set forth herein.

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     38.  Acting without any right or authority from Duboff or P.C., ISLAND, by the JOHN DOES issued stop-payment orders against certain of the checks which it had issued on P.C.'s escrow account as set forth herein above.

     39. Acting without any right or authority from Duboff or P.C., ISLAND, by the JOHN DOES caused funds to be transferred out of P.C.'s escrow account at STATE BANK and into an account or accounts controlled by NATIONAL.

     40. STATE BANK accepted the aforesaid stop-payment orders and fund transfer orders from ISLAND and acting thereon, refused to honor certain checks issued on P.C.'s accounts as aforesaid and allowed funds to be transferred out of P.C.'s escrow account, all without the knowledge, consent or authority of DUBOFF or P.C.

     41. STATE BANK's actions as aforesaid were taken negligently, with a failure to exercise ordinary care and in bad faith.

     42. ISLAND's actions as aforesaid were taken negligently, with a failure to exercise ordinary care and in bad faith.

     43. As a result and consequence of the actions of ISLAND, STATE BANK and the JOHN DOES aforesaid, DUBOFF and P.C. have suffered damages in an amount not less than three million dollars.

     AS AND FOR A SEVENTH CAUSE OF ACTION AGAINST STATE BANK
     -------------------------------------------------------

     44. Repeat and reallege paragraphs 1 through 43 above as if fully set forth herein.

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     45.  STATE BANK's conduct as aforesaid is a breach of it's contractual obligations to DUBOFF and P.C.

     46. As a result and consequence of STATE BANK's conduct as aforesaid, P.C. and DUBOFF have been damaged in an amount not less than 3 million dollars.

     WHEREFORE, Plaintiffs David Duboff and David Duboff, P.C. demand judgment against the defendants herein, jointly and severally, on each of the above causes of action in which they are named, in an amount not less than 3 million dollars together with interest, attorney's fees, costs and disbursements and such other relief as the Court may deem just and proper.


Dated:  White Plains, New York
        July 19, 2000


                               HAROLD SALANT STRASSFIELD &
                                SPIELBERG



                               BY:  /s/ Leonard I. Spielberg
                                    ------------------------
                               Leonard I. Spielberg
                               Attorneys for P1aintiffs
                               81 Main Street
                               White Plains, New York  10601
                               914) 683-2500
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                                  VERIFICATION

STATE OF NEW YORK           )
                            )  ss.:
COUNTY OF WESTCHESTER       )


          DAVID D. DUBOFF, being duly sworn depose and say that I am the individual plaintiff and president of the corporate plaintiff in the within action; that I have read the foregoing Complaint and know the contents thereof; that the same is true to my own knowledge, except as to the matter stated to be alleged upon information and belief, and as to those matters, I believe it to be true. The basis for those matters not stated on my personal knowledge are books, papers and documents in my possession and my own investigation of the matter.

                              /s/  David Duboff
                              -------------------------
                              DAVID B. DUBOFF



Sworn to before me this
19 day of July, 2000



/s/  Leonard I. Spielberg
----------------------------
Notary  Leonard I. Spielberg